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Exhibit No. 10.01

DATED: 11 FEBRUARY 1999


                    DYNAMIC INFORMATION SYSTEM AND EXCHANGE, INC

                                      and

                                 topjobs.net inc

                                      and

                           THE CORPORATE NET LIMITED
                           -------------------------

                             STOCKHOLDERS AGREEMENT
                             ----------------------

                          Wansbroughs Willey Hargrave
                               13 Police Street
                                 Manchester
                                  M2  7WA

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THIS AGREEMENT is made the 11th day of February One Thousand Nine Hundred and
Ninety Nine

BETWEEN:

Dynamic Information System & eXchange, Inc of 385 East 800 South, Orem, Utah 84097, USA ("DISX"), and

topjobs.net inc of 385 East 800 South, Orem, Utah 84097, USA ("the Company");
and

The Corporate Net Limited (Registration Number in England 3173007) of Innovation House, Daten Park, Birchwood, Warrington, WA3 6UT ("TCN").

WHEREAS:-

A. The Company was incorporated in the state of Delaware on 2nd day of February 1999 and authorized to conduct business in the State of Utah. The Company has an authorized capital stock consisting of 1,000 shares of common stock, $.001 par value per share (the "Common Stock") of which 510 shares of Common Stock have been issued to TCN and are fully paid and beneficially owned by TCN and 490 shares of Common Stock have been issued to DISX and are fully paid and beneficially owned by DISX.

B. The Company operates its business from premises at 385 East 800 South, Orem, Utah 84097, USA.

C. The parties hereto have agreed to enter into this Agreement for the purpose of regulating their relationship with each other and certain aspects of the affairs of and their dealings with the Company.

D. The Company has agreed with TCN and DISX that it will comply with the terms and conditions of this Agreement to the extent that they relate to the Company.

NOW IT IS HEREBY AGREED as follows:-

1.  DEFINITIONS AND INTERPRETATION

1.1  In this Agreement the following terms shall have the following meanings:-

  "this Agreement" - means this Agreement as supplemented and amended in writing from time to time by the parties hereto.

  "the Bylaws" - means the Bylaws of the Company.

  "the Board" - means the board of Directors of the Company.

  "the Business" - means the business of the Company set out at Clause 2.2 hereof.

  "Business Day" - means a day on which U.S. banks generally are open for business.

  "Assignment Agreement Deed of Adherence an Assignment Agreement in the form and content set out at Schedule 1.

  "the Directors" - the directors for the time being of the Company including where applicable any alternate Director.

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  "DISX Loan Agreement" means a loan agreement made between DISX and the
Company of even date setting out the terms under which DISX shall provide a loan to the Company, as attached at Schedule 3.

  "Effective Date" means the 1st February 1999.

  "Encumbrance" - means any mortgage, pledge, lien, equity, third party right, option, right of pre-Option or any other encumbrance, priority or security interest of whatsoever nature.

  "Group Company" - means a company that is from time to time a holding company of which a Shareholder to this Agreement is a wholly-owned subsidiary or a wholly-owned subsidiary of such Shareholder or a wholly-owned subsidiary of any holding company of which such Shareholder is a wholly-owned subsidiary.

  "Holder" - means the registered holder of any Shares and the expressions "hold" and "held" shall be construed accordingly.

  "Initial Public Offering" - means the initial public offering in the United States of securities of top jobs pursuant to a registration statement declared effective by the U.S. Securities and Exchange Commission.

   "Intellectual Property and Brand Licensing Agreement" means an agreement of even date made between DISX, TCN and the Company hereto setting out the terms under which the Company is to be granted a licence to operate the TJON Business Plan in the Territory and recording the terms under which the Company is to be granted a licence to operate DISX's intellectual property, as attached at Schedule 4.

  "the parties hereto" - means DISX, TCN and the Company together.

   "Shareholder" - means TCN or DISX or any other party from time to time holding Shares or any successor in title to DISX or TCN.

  "Shares" - means shares of Common Stock of the Company.

  "Standard Employment Contract" - means the standard employment contract format of the Company as set out in Schedule 2.

  "TCN Loan Agreement" means a loan agreement made between TCN and DISX of even date setting out the terms under which TCN shall provide loans to DISX, as attached at Schedule 5.

  "The Territory" - means the State of Utah, the State of Texas and such other Cities, States and areas in the United States Oof America as laid out in the TJON Business Plan.

  "TJON" means "Top Jobs on the Net".

  "TJON Business Plan" means  TCN's plan which:

  (1)Delivers an Internet service on the TJON Website which targets the needs of corporations, recruitment agencies, government bodies and others having vacancies for job applicants who are both well qualified and well matched to the jobs on offer;

  (2) Sells recruitment advertising inventory and related advertising such as corporate information pages, banner advertising and hyper-links;
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  (3)  Provides additional background information, such as country profiles, legal, tax and visa advice, to assist the job seeker's assessment of the available jobs;

  (4) Supports the job seeker with information related to the job-finding process such as advice on the preparation of effective resumes and interview techniques;

  (5)  Alerts job seekers that jobs which may match their needs are on offer;

  (6)  Analyses and reports the characteristics of job seekers;

  (7)  Supports direct communication between job seeker and job offeror;

  (8) Promotes the service to job seekers in all key markets globally under the "Top Jobs on the Net" brand in a consistent and mutually supportive way;

  (9)Utilises software in the TJON Business Plan developed and owned by TCN;
and

  (10)Operates related market and functional extensions as mutually agreed.

   "Transfer Price" - means the price to be agreed between the Shareholders and failing agreement to be determined by an investment banker in the United States mutually acceptable to the Shareholders or, failing such agreement, appointed by the American Arbitration Association in New York, New York.

  "Transfer Terms" - means that any Share shall be sold and purchased free from any Encumbrance and together with all rights attaching thereto as at the date of sale and that the consideration for a Share shall be the Transfer Price.

  "topjobs" - means topjobs.net plc, the parent company of TCN.

  U.S. GAAP" means generally accepted accounting principles as shall, from time to time, be in effect in the United States.

1.2 Unless the context otherwise requires, reference to any Clause is to a Clause of this Agreement and reference to any sub-Clause, paragraph or subparagraph is to a sub-Clause of the Clause or paragraph of the sub-Clause or subparagraph of the paragraph in which such reference is made.

1.3 Clause headings shall not (nor be construed so as to) affect the meanings of the various Clauses to which they relate.

1.4 Words importing the singular shall include the plural and vice versa, words importing a gender include every gender and words importing persons shall include natural persons, juristic persons and partnerships.

1.5 The obligations of the parties hereto shall be several unless otherwise specified.

1.6  The Recitals and Schedules shall form part of this Agreement.

2.   EFFECTIVE DATE AND BUSINESS OF THE COMPANY

2.1  The operation of the Business commenced with effect from the Effective
Date.

2.2 Subject as provided in Clause 9.7 (b), the business of the Company is to promote, market and operate the TJON Business Plan in the Territory.

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3.  ISSUE OF SHARES

Subject as provided for herein no new Shares in the Company shall be issued other than to DISX and TCN.

4.  TRANSFER OF SHARES

4.1 Except as allowed expressly under this Agreement neither of the Shareholders shall at any time sell, transfer, dispose of nor create any interest (whether legal or beneficial) in or over all or any Shares held by it to any person who is not a party to this Agreement without the prior written consent of the other party and except in accordance with the provisions of the Bylaws and this Clause 4 and no share transfer shall be registered by the Company unless there has been compliance with such provisions.

4.2 When one Shareholder wishes to dispose of its shareholding ("the Disposing Shareholder") the other Shareholder ("the Continuing Shareholder") shall have the first and last option to purchase that shareholding on the Transfer Terms and subject to the provisions of clauses 5 and 7 hereof. Subject to the prior written consent of the Continuing Shareholder to any proposed sale, transfer disposal or creation of any such interest as mentioned above by the Disposing Shareholder in or over all Shares held by it to any person who is not a party to this Agreement, the Shareholders shall procure that before any person is registered as a holder of any Share in the Company such person shall enter into the Assignment Agreement covenanting with the Continuing Shareholder to observe, perform and be bound by all the terms of this Agreement which are capable of applying to such person and which have not then been performed. The Disposing Shareholder shall guarantee the due performance of the obligations of the transferee of the Shares under the terms of the Assignment Agreement. The Company shall not register any such person as the holder of any Shares until such a Assignment Agreement of Adherence has been executed and delivered to the Company. Upon being so registered that person shall be deemed to be a party to this Agreement. Such Assignment Agreement Deed of Adherence shall be delivered to the Company at its registered office and copied upon execution to each of the Shareholders.

4.3 Notwithstanding the provisions of Clause 4.2, the Disposing Shareholder may following notice to the Continuing Shareholder transfer all of its Shares to a Group Company provided that the Disposing Shareholder shall procure that the transferee of the Shares enters into the Assignment Agreement covenanting with the Continuing Shareholder hereto to observe, perform and be bound by all the terms of this Agreement which are capable of applying to such transferee and which have not then been performed. The Disposing Shareholder shall guarantee the due performance of the obligations of the transferee of the Shares under the terms of the Assignment Agreement. In the event of such transferee of the Shares ceasing to be a Group Company then the transferee shall immediately transfer back the relevant Shares to the Disposing Shareholder in accordance with the Bylaws of the Company and the Company shall register such transfer on its books.

4.4 Clauses 4.1 to 4.3 shall not apply to any Shares acquired by and/or issued to a Shareholder by reason of any default or breach of the other Shareholder.

5.  OPTION TO PURCHASE

5.1 On the exercise of an option pursuant to Clause 4.2 the Disposing Shareholder will become bound to sell and the Continuing Shareholder will become bound to complete the purchase on the Transfer Terms.

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5.2  An option must be exercised by notice in writing signed by or on behalf of the Continuing Shareholder within thirty (30) days after the date upon which the Disposing Shareholder indicates in writing that it wishes to dispose of its Shares (the "Sale Notice Date"). If timely notice of exercise of the option is given by the Continuing Shareholder, it shall purchase and pay for the Shares to be disposed of within one hundred twenty (120) days of the Sale Notice Date", failing which the option will lapse and cease to have any further effect. A notice, once given, by either the Disposing Shareholder or the Continuing Shareholder, may not be withdrawn except with the written consent of the recipient. The foregoing 120-day period may be extended pursuant to clause 7.1 pending final determination of the Transfer Price.

5.3 If an option is exercised, then the remaining provisions of this Clause 5 and the provisions of Clause 7 will apply.

5.4 In the event of the Continuing Shareholder not exercising its option having become entitled to do so the Disposing Shareholder shall be entitled to effect a sale to a third party without the prior written consent of the Continuing Shareholder (but then only on the Transfer Terms)

6.  REDISTRIBUTION OF SHARES

6.1 In the event of further funding of the Company being required it shall be made by the Shareholders in direct proportion to their shareholdings in the Company.

6.2 In the event of further funding of the Company being required at any time and DISX advising TCN or TCN advising DISX, as the case may be, that it will be unable to meet its proportionate funding requirement within the required timescale, TCN or DISX, as the case may be, may in its sole discretion meet such funding requirement of DISX or TCN, as the case may be, or the amount by which DISX or TCN, as the case may be, falls short of such funding requirement, whereupon DISX or TCN, as the case may be will become immediately bound to transfer to TCN or DISX, as the case may be, for US$.001 per share 10
(ten) of its Shares in the Company for every US$100,000 or part thereof by which DISX or TCN, as the case may be, falls short of its funding requirement.

6.3 In the event of DISX or TCN, as the case may be, failing to advise TCN or DISX, as the case may be, that it will be unable to meet its proportionate funding requirement at any relevant time within the required timescale and such funding requirement remaining outstanding for a period in excess of thirty (30) days after the date upon which DISX's or TCN's, as the case may be, funding requirement was due, TCN or DISX, as the case may be, may in its sole discretion meet such funding requirement of DISX or TCN, as the case may be, or the amount by which DISX or TCN, as the case may be, falls short of such funding requirement, whereupon DISX or TCN, as the case may be, will become immediately bound to transfer to TCN or DISX, as the case may be, for US$.001 per share 20 (twenty) of its Shares in the Company for every US$100,000 or part thereof by which DISX or TCN, as the case may be, falls short of its funding requirement.

6.4 The provisions of this clause 6 shall apply to each and every occasion upon which a funding requirement of the Company occurs.

7.COMPLETION

7.1 Completion of the sale and purchase of the Shares the subject of an exercise under Clause 4.2 shall take place at the offices of the Company or their legal representatives at 12 noon on the day falling on the later to occur of (a) 120

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days from  the Sale Notice Date, or (b) 30 days (or such lesser period as the parties may unanimously agree to) after the day on which the Transfer Price is agreed or (as the case may be) determined in accordance with the provisions of the definition of the Transfer Price set out in Clause 1.1, provided that if such day is not a business day then Completion shall take place at 12 noon on the first business day thereafter.

7.2 On Completion:-

(a)The Disposing Shareholder shall:-

(i) deliver or procure the delivery of the share certificates and other documents of title in respect of the Shares to the Continuing Shareholder;

(ii) deliver to the Continuing Shareholder an executed share transfer form in respect of the Shares;

(iii) procure the resignations of the Disposing Shareholders' directors and the appointment of directors nominated by the other Continuing Shareholder.

(b) The Continuing Shareholder shall pay or procure payment of the Transfer Price by wire transfer or bankers draft to the Disposing Shareholder;

(c) The Parties shall use their best endeavours to register or procure the registration of the transfer referred to above forthwith and shall do such things and execute such documents as shall be necessary to give effect to such transfer on the Transfer Terms.

7.3 If any of the provisions of sub-Clause 7.2 are not complied with on the date fixed for Completion the party not in default may (without prejudice to his or their other rights and remedies):

  (a)defer Completion to a date not more than 28 days after such date (and so that the provisions of this sub-Clause 7.3 shall apply to Completion as so deferred); or

  (b)proceed to Completion so far as practicable (without prejudice to his or their rights hereunder); or

  (c)rescind the contract of sale arising by virtue of the exercise of the option.

8.  OWNERSHIP AND ALIENATION

8.1 DISX and TCN warrant to each other that at the date of this Agreement and/or at the date, or each date, it hereafter becomes the holder of any Shares, it is the owner of the Shares registered in its name free from any Encumbrance.

8.2 DISX and TCN undertake to each other that during the period it remains a holder of Shares it will not dispose of any interest in any of the Shares which it holds or any right attaching thereto or create or allow to be created any Encumbrance over such Shares or agree (whether subject to any condition precedent or condition subsequent or otherwise) to do any of such things except by a transfer of the whole of the legal and beneficial title to such Shares (free from any Encumbrance and with all rights, title and interest in existence at the date of transfer and which may arise thereafter) as may be permitted under this Agreement.


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8.3 The Company shall not register any transfer of any Shares made in contravention of this Agreement.

8.4 Clause 8.1. to 8.3 shall not apply to any Shares acquired by and/or issued to a Shareholder by reason of any default or breach of the other Shareholder.

9. APPOINTMENT OF DIRECTORS, BOARD MEETINGS, DIRECTORS POWERS AND CONDUCT OF THE COMPANY'S BUSINESS

9.1 The maximum number of Directors holding office at any time shall be 7 unless otherwise expressly agreed in writing by each of the Shareholders.

9.2 DISX shall so long as it is a beneficial holder of any Shares be entitled to exercise the rights attached to those shares to:-

  9.2.1 attend every meeting of the Board and of any committee of the Board in person or by proxy or by alternate;

  9.2.1 appoint and maintain in office up to 3 persons as directors of the Company and to remove any person so appointed and appoint another person in his place DISX's appointed directors as at the date of this Agreement are Mr Larry Heaps, Mr Eric Marchant and Mr Ross Wolfley;

  9.2.2 examine the records books and accounts of the Company and to be supplied with all information relating to the Business as it shall reasonably require;

  9.2.3 exercise any other right available to a Shareholder under the laws of the State of Delaware.

  9.3 TCN shall, so long as it is the beneficial owner of any Shares be entitled to exercise the rights attached to those Shares to:-

  9.3.1 appoint and maintain in office up to 4 persons as directors of the Company and to remove any person so appointed and appoint another person in his place. TCN's appointed directors as at the date of this Agreement are Mr Victor Kaminski, Mr Alan Clarke, Mr Brian Mosley and Mr Iain Griffiths;

  9.3.2 examine the records, books and accounts of the Company and to be supplied with all information relating to the Business as it shall reasonably require;

  9.3.4 exercise any other right available to a Shareholder under the laws of the State of Delaware.

9.4 Regularly scheduled meetings of the Board will be held at intervals of not more than one in every 3 months but at least 2 meetings of the Board will be held in each and every calendar year, unless otherwise agreed in writing by the Shareholders. Special meetings of the Board may be called at any time by any Shareholder or their designated directors. Meetings may take place in person or by telephone or video conference call provided that a written record of such meetings is produced and signed by all Directors being a party to the meeting or by the Secretary of the meeting. A quorum shall exist when a majority of the Board is present. A majority of the directors where a quorum is present shall be sufficient to make decisions on behalf of the Board.

9.5 The Chairman of the Board from time to time shall be voted in by the Board. If the Chairman is unable to attend any meeting of the Board, the senior officer of the Company who is also a director shall then act as chairman in his place at such meeting.

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9.6 Directors' votes shall be one vote per director.

9.7 Each party hereto undertakes to exercise all voting rights and other powers of control available to it in relation to the Company so as to ensure that at all times during the term of this Agreement:-

  (a) the Company's affairs will be conducted at all times in accordance with this Agreement and the Bylaws;

  (b) the business of the Company consists exclusively of the Business provided that by mutual agreement of TCN and DISX other business plans or activities may be included;

  (c) the Company carries on and conducts the Business and its affairs in a proper and efficient manner;

  (d)  the Business is transacted on arm's length terms;

  (e) the Company shall not enter into any agreement or arrangement (and no employee or agent of the Company shall do so on the Company's behalf) restricting its competitive freedom to provide and take goods and services by such means and from and to such persons as it may think fit;

  (f) the Business shall be managed by the Directors and all officers of the Company, shall be subject to the directives of the Board of Directors;

  (g) the Business shall be carried on in compliance with the provisions of this Agreement and at all times the integrity of the TJON Business Plan shall be maintained throughout the Territory;

  (h) the Bylaws will not be amended (except as necessary to give full effect to any provision of this Agreement);

  (i) any transfer of Shares not contravening any provision of this Agreement will be duly registered and otherwise given full effect;

  (j) the Company shall maintain with a well established and reputable insurer adequate insurance against all risks usually insured against by companies carrying on the same or similar business and (without prejudice to the generality of the foregoing) for the full replacement or reinstatement value of all its assets of an insurable nature;

  (k) the Company shall prepare such accounts and financial statements in the form approved by the Directors in respect of each accounting reference period as are required by statute and shall cause the independent accountants who audit TCN's financial statements to audit the financial statements of the Company in accordance with U.S. GAAP as soon as practicable and in any event not later than 3 months after the end of the relevant fiscal year. The Company shall prepare and submit to TCN and DISX monthly management accounts. The Directors shall procure that the secretary chief financial officer of the Company in addition to keeping the books, records and details of the financial status of the Company shall make the necessary returns in relation to the accounts and financial affairs of the Company;

  (l) the Company's accounting reference date shall be the 31 March in each year.

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10.  MATTERS REQUIRING THE CONSENT OF THE BOARD

10.1 Save as expressly provided otherwise in this Agreement the Company shall not without the consent of a majority of the entire Board:-

  (a) create any Encumbrance over the whole or any part of the undertaking, property or assets of the Company, except for the purpose of securing the indebtedness of the Company to its bankers for sums borrowed in the ordinary and proper course of the Business;

  (b) borrow or enter into arrangements under which the Company shall be obligated to pay, individually or in the aggregate, a sum in excess of US$50,000;

  (c) make a loan or advance or give any credit to any employee or any other person in excess of US$5,000;

  (d) sell, transfer, lease, assign or otherwise dispose of all or any part of the undertaking, property and/or assets of the Company, or contract so to do otherwise than in the ordinary and proper course of the Business;

  (e) issue any unissued Shares for the time being in the capital of the Company or create or issue any new Shares or shares;

  (f) acquire or invest in another company or business or create or dispose of any subsidiary or of any shares in any subsidiary;

  (g) enter into any joint ventures partnerships or profit sharing agreement with any person or merge or amalgamate with any person, except those arrangements which are expressly in accordance with the Business including for example agreements with local media;

  (h) do or permit or suffer to be done any act or thing whereby the Company may be wound up (whether voluntarily or compulsorily);

  (i) issue or consent to the assignment of, or grant options over any Shares, debentures or other securities of the Company;

  (j)  pay or make any dividend or other distribution;

  (k) enter into any death, retirement, profit sharing, bonus, share option or other scheme for the benefit of the officers or employees of the Company or any material variation (including any increase in the percentage amount of the contributions) of any such scheme;

  (l) commence any legal or arbitration proceedings (other than in the ordinary course of the Business);

  (m) enter into any arrangement whereby the Business or any part thereof shall be supervised or managed otherwise than by the Directors;

  (n) settle, compromise or otherwise dispose of any claims or actions brought against the Company other than in the ordinary course of the Business.

11. CONTRIBUTIONS OF TCN, DISX AND THE COMPANY IN ADDITION TO THE PAYMENT BY TCN OF U.S. $510 FOR ITS SHARES AND THE PAYMENT BY DISX OF $490 FOR ITS SHARES;

11.1 TCN shall make the following contributions:


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  11.1.1  Under the terms of the Intellectual Property and Brand Licensing
Agreement TCN shall grant to the Company for a nominal consideration an exclusive, non-transferrable (except to a Group Company whose obligations are guaranteed by the transferor) license in the Territory, to use certain proprietary, intellectual property and technical information of TCN as more fully described in the said agreement.

  11.1.2 TCN will provide information defining the recommended policies and procedures for managing a business operating the TJON Business Plan ("the Business Operations Kit").

  11.1.3 TCN will provide reasonable ongoing access for the management personnel of the Company to the TJON Business Plan as operational now and in
the future in the United Kingdom.   Reasonable ongoing access will include
access to TCN corporate operational functions including operational personnel and collateral material.

  11.1.4 The direct costs (for example travel and accommodation) of such access for Company personnel will be borne by the Company.

  11.1.5 TCN shall market the Company globally as an integrated part of its overall global Top Jobs brand strategy.

  11.1.6 TCN shall promote the Company to job seekers in other markets in which TCN operates.

  11.1.7 TCN shall provide the Company with lists of its customers in all markets complete with relevant sales information.

  11.1.8 TCN shall provide the Company with notification of new product, service and technology improvements or enhancements being undertaken by TCN within the scope of and related directly to the TJON Business Plan. The Company will bear the cost of actual implementation in the states and areas comprising the Territory, which costs of actual implementation include for example the development of collateral, additional staff, training, travel, accommodation, new systems hardware and third party software licences and any other direct costs). TCN shall provide the Company with all improvements or enhancements to the TJON Business Plan developed by TCN, provided always that DISX and the Company shall not acquire any rights in such improvements or enhancements developed by TCN and provided to the Company all of which improvements and enhancements shall remain the sole and exclusive property of TCN.

  11.1.9 TCN shall provide a loan to DISX in accordance with the provisions of the TCN Loan Agreement.

  11.1.10  TCN shall, subject to the successful Initial Public Offering:

  (a)  pay US$500,000 in cash to DISX; and

  (b) provide the issue by topjobs of US$500,000 worth of stock in topjobs to DISX. Such stock shall be valued at the initial offering price per share of the topjobs securities sold in the Initial Public Offering. Any such stock acquired by DISX will be subject to a 180 day moratorium on sale. Subject to the approval of the underwriters, DISX shall have the right to purchase additional stock at the initial offering price per share of the topjobs securities in the Initial Public Offering.

  11.1.11 In the event of the Initial Public Offering being unsuccessful (and the Initial Public Offering shall be deemed to be unsuccessful if the U.S. Securities and Exchange Commission have not declared the registration statement in respect of the Initial Public Offering to be effective within 3 months from the Effective Date):-

  (a) the repayment of the sum representing the aggregate of the loans made by TCN to DISX pursuant to the TCN Loan Agreement shall be waived by TCN; and

  (b) TCN will become immediately bound to transfer to DISX for US$.001 per share 110 (one hundred and ten) of its Shares in the Company; and

  (c) TCN shall be immediately credited as having provided funding by way of a Loan to the Company of a sum representing the aggregate of the loans made by TCN to DISX pursuant to the TCN Loan Agreement with the consequence that DISX shall be immediately required to fund the Company in the direct proportion its shareholding (which shall as a result of the operation of this Clause 11.1.11 stand at 60%) in the Company has to the shareholding held by TCN in the Company (which shall as a result of the operation of this Clause 11.1.11 stand at 40%); and

  (d) the provisions of Clause 6 of this Agreement shall apply in the event of DISX being unable to meet its proportionate funding requirement referred in
(c) above within the required timescale; and

  (e) the amount of the outstanding loan by DISX to the Company pursuant to the DISX Loan Agreement shall be immediately ascertained. DISX shall then immediately assign to TCN the benefit of the Company's obligation to repay loans made by DISX pursuant to the DISX Loan Agreement but only to the extent of the sum representing the aggregate of the outstanding loans made by TCN to DISX pursuant to the TCN Loan Agreement (or such sum comprising the amount of the outstanding loan under the DISX Loan Agreement if such amount shall be less than the aggregate of the outstanding loans made by TCN to DISX pursuant to the TCN Loan Agreement). The Company shall not be relieved of its obligation to repay DISX the amount being the difference between the sum representing the aggregate of the outstanding loans made by TCN to DISX pursuant to the TCN Loan Agreement and the aggregate sum of the outstanding loans made by DISX to the Company under the DISX Loan Agreement.

  (f) if subsequently the successful Initial Public Offering is achieved within 12 months following the Effective Date, TCN may pay US$500,000 in cash to DISX and provide the issue by topjobs of US$500,000 worth of stock in topjobs to DISX (such stock shall be valued at the initial offering price per share of the topjobs securities sold in the Initial Public Offering. Any such stock acquired by DISX will be subject to a 180 day moratorium on sale. Subject to the approval of the underwriters, DISX shall have the right to purchase additional stock at the initial offering price per share of the topjobs securities in the Initial Public Offering) whereupon DISX will become immediately bound to transfer to TCN for US$.001 per share such number of its Shares in the Company to provide TCN with shareholding control of the Company (control shall equate to the holding of 51% of the Shares in the Company); and

  (g) if sufficient funding other than through the Initial Public Offering is available from or through TCN within the 12 month period from the Effective Date, TCN may pay US$1,000,0000 in cash or as mutually agreed between the Shareholders to DISX and the number of the Shares in the Company shall be redistributed between the Shareholders to provide TCN with shareholding control of the Company (control shall equate to the holding of 51% of the Shares in the Company).

  11.1.12 TCN shalI allow the Company to use the services of Iain Griffiths in a marketing and managerial capacity and the Company shall be charged for the provision of his services at cost.

  11.1.13 The services of such other TCN personnel as shall be required by the Company and agreed between the parties shall be provided by TCN to the Company on an ongoing basis at cost.

  11.2 DISX shall make the following contributions to the Company in consideration for the contributions being made by TCN both to the Company and to DISX:-

  11.2.1 DISX will provide a loan to the Company in accordance with the provisions of the DISX Loan Agreement.

  11.2.2 The following individuals ("the Former DISX Employees") shall with effect from the Effective Date resign from their positions as employees of DISX and be immediately employed by the Company upon the Standard Employment Contract provided that Mr Larry Heaps and Mr Eric Marchant shall remain as directors of DISX:-

                          Eric Marchant
                          Larry Heaps
                          Michael Robertson
                          Dale Christiansen
                          Ross Wolfley
                          David Mayne
                          Luke Ashton
                          Troy Corriveau
                          Brent Iverson.

Together with additional personnel as agreed between the parties.

  11.2.3 Larry Heaps shall serve on the Operational Executive of TCN, being the global management team of TCN.

  11.2.4 DISX shall allow the Company, for such period as the Company shall require, to use the premises and equipment of DISX for the purposes of carrying on the Business and the Company shall pay to DISX a sum equating to the cost incurred by DISX in the provision of this service.

  11.2.5 Under the terms of the Intellectual Property and Brand Licensing Agreement DISX shall grant to the Company for a nominal consideration an exclusive, non-transferable (except to a Group Company whose obligations are guaranteed by the transferor) license in the Territory to use certain proprietary, intellectual property and technical information of DISX as more fully described in the said agreement.

  11.3  The parties shall provide the following contributions:

  11.3.1 With effect from the Effective Date all existing trading contracts and the revenue relating to such trading contracts to which either DISX or TCN is a party and which relates to the Research and Co-operation Agreement entered into between DISX and TCN ("the Contracts") shall be transferred to the Company. Each of DISX and TCN acknowledge and agree that it is their intention to investigate methods by which the Company is able to recognize revenues and costs from existing Contracts.

  11.3.2 DISX and TCN shall each use all reasonable endeavors to obtain any necessary consent of any person which is necessary to vest in the Company full right and title to and enjoyment of any of the Contracts. Insofar as any consent or sanction of any third party is required to the transfer of any of the Contracts and such consent or sanction shall not have been received upon the date of execution of this Agreement:-

  11.3.2.1 Nothing in this Agreement shall be deemed to operate as such a transfer or assignment as would give rise to any termination or forfeiture of any benefit, right or interest to any person in any of the Contracts;

  11.3.2.2 Until such time as such consent or sanction is received, DISX or TCN, as appropriate, shall be deemed to be holding the relevant Contract and the benefit thereof in trust for the Company absolutely provided that the Company shall indemnify DISX or TCN, as appropriate, in respect of any and all reasonable costs incurred by DISX or TCN, as appropriate, for the provision of such service. The Company shall nevertheless perform, in place of DISX or TCN, as appropriate, all Contracts.

  11.3.3 All books and records held by DISX or by TCN, as appropriate, relating to the Contracts shall be transferred with effect from the Effective Date to the Company.

  11.3.4 DISX warrants to TCN and to the Company that it has no claims against any of the Former DISX Employees and hereby agrees to indemnify TCN and the Company from and against any claims which it may make against any such Former DISX Employees.

  11.3.5 DISX shall be liable for and shall indemnify and keep indemnified TCN and the Company from and against any and all claims, payments and liabilities relating to the employment and the cessation of the employment by DISX of the Former DISX Employees.

  11.3.6 DISX warrants to TCN and to the Company that there are no claims by any Former DISX Employee threatened or outstanding as at the Effective Date and that DISX is not aware of any circumstances which may give rise to a Former DISX Employee making any claim.

  11.3.7  Each of DISX and TCN warrant to each other and to the Company:-

  11.3.7.1 That it is not engaged in any litigation or arbitration proceedings relating to the Contracts and has not had notice of any circumstances which may give rise to any litigation or arbitration.

  11.3.7.2 The books and records relating to the Contracts have been fully and properly kept and completed and to the best of its knowledge, information and belief there are no material inaccuracies or discrepancies therein.

  11.3.7.3  It is not aware of any default in any of the Contracts.

  11.3.7.4 It is not aware that any customer in relation to the Contracts intends to terminate its Contract.

  11.3.7.5 None of the Contracts have been entered into otherwise than in the ordinary course of business.

  11.3.8 The parties will manage, operate and support the Company in a way which is consistent with the TJON Business Plan.

  11.3.9 The parties shall ensure that reasonable access to the Company is provided for those responsible within TCN and DISX for obtaining an oversight of the Company. For the avoidance of doubt, the costs associated with personnel of TCN accessing the Company shall be borne by TCN and the costs associated with personnel of DISX accessing the Company shall be borne by DISX including without limitation the costs of travel and accommodation.

12.  TERMINATION AND CONSEQUENCES OF TERMINATION

 12.1 Either of the Shareholders hereto ("the Terminating Shareholder") shall without prejudice to any other rights be entitled to terminate this Agreement forthwith by 1 months prior written notice (a "Termination Notice") in the event of the other Shareholder the ("Receiving Shareholder"):-

  12.1.1 committing a breach of any of the terms hereof which is material having regard to all relevant circumstances including without limitation, the nature of the relationship between the parties and the need for each party to maintain the confidence of the other, the nature of the breach (and in particular whether it be intentional, negligent or otherwise) and the consequences of the breach (hereinafter called a "Material Breach") and failing to remedy that Material Breach (if such Material Breach is capable of remedy) within 30 days of notice (hereinafter called a "Grievance Notice") requiring it so to do; or

  12.1.2 ceasing or threatening to cease to carry on business or being deemed to be unable to pay its debts, or having an order made or an effective resolution passed for its winding up (save for voluntary winding up for the purposes of a reconstruction or amalgamation which has the prior written approval of the parties hereto under which the new or amalgamated company assumes liability under this Agreement) or having commenced against it any similar proceedings in any jurisdiction; or

  12.1.3 becoming insolvent or making any arrangement or composition with its creditors or having a receiver, administrator or trustee appointed over any of its assets.

  12.2 Either party ("the Terminating Shareholder") shall be entitled to terminate this Agreement with immediate effect by written notice to the other party ("the Receiving Shareholder") in the event of the Receiving Shareholder breaching any of the terms of the TCN Loan Agreement or of the Intellectual Property and Brand Licensing Agreement and such breach leading to the termination of the Intellectual Property and Brand Licensing Agreement.

  12.3 The parties agree that if a dispute arises out of, or in connection with, this Agreement the parties shall negotiate in good faith to resolve their dispute within a period of 30 days from the day one party notifies the other that a dispute has arisen.

  12.4 If negotiations under Article 12.3 fail to resolve a dispute within the time specified in that Article (or within any extension of time agreed in writing by the parties) a dispute arising out of, or in connection with, this Agreement shall be finally settled under the Rules of the American Arbitration Association by one or more arbitrators appointed in accordance with the Rules.

  12.5 The successful party in any such arbitration shall be entitled to recover from the unsuccessful party, in addition to any other relief to which it may be entitled, reasonable attorneys' fees and costs incurred by it in bringing or defending the claim/any counter-claim.

  12.6 Judgement upon the award rendered may be entered in any Court having jurisdiction over the party against whom the award is rendered; or application may be made to such Court for a judicial acceptance of the award and an order of enforcement (as the case may be).

  12.7 In the event of the occurrence of a Material Breach or an event stipulated in clauses 12.1.2 or 12.1.3 in respect of which a Termination Notice is served, or in the event of termination of this Agreement pursuant to Clause 12.2, the Terminating Shareholder shall have the right to serve a notice (an "Option Notice") on the Receiving Shareholder within one month from the date of the Termination Notice, or the date of termination pursuant to Clause 12.2, requiring the Receiving Shareholder to sell all its Shares in the Company to the Terminating Shareholder or to purchase all of the Terminating Shareholder's Shares in the Company at the Transfer Price. The Receiving Shareholder shall be bound to effect the sale of all its Shares to the Terminating Shareholder or to effect the purchase of all the Terminating Shareholder's Shares pursuant to the provisions of Clause 7 hereof following the service of an Option Notice.

  12.8 Upon the sale of all of the Shares and/or assets and undertakings of the Company to any third party this Agreement shall terminate but without prejudice to any claim by any party hereto in respect of any antecedent breach by any of the other parties hereto.

  12.9 In the event of the Terminating Shareholder acquiring all of the Shares in the Company this Agreement shall cease to operate as a Stockholders Agreement and subject to the proviso below the provisions of this Agreement shall cease to have any further force and effect. The proviso is that the provisions of Clauses 12, 13, 14, 21, 25 and 26 shall continue to have full force and effect.

13.  NON-COMPETITION

  13.1 During the period of this Agreement TCN and DISX undertake to each other and to the Company that it shall not and that it shall procure that no Group Company of it shall whether directly or indirectly and whether for its or their own account or otherwise establish, take an equity position in, manage or in any way become involved with any business operating a business plan which is materially similar to or otherwise in competition with the TJON Business Plan in the Territory provided, however, that this Clause 13.1 shall not be deemed to preclude DISX's engaging in advertising and other media contracts as pertaining to the Business.

  13.2 In the event of one of the parties purchasing the Shares of the other party ("selling party") in accordance with the provisions of this Agreement, the selling party hereby undertakes that it shall not for a period of one (1) year from the date of such purchase whether directly or indirectly and whether for its own account or otherwise take an equity position in, manage or in any way become involved with any business operating in the internet recruitment advertising business in the Territory in competition with the Business or any entity succeeding the Company.

  13.3 During the period of this Agreement and, if relevant, for a period of one year from the date one of the parties purchases the Shares of the other party in accordance with the provisions of this Agreement, the selling party hereby undertakes that it will not encourage or entice or attempt to encourage or entice away from the Company any person whose name appears in Clause 11 of this Agreement or who may hold a senior sales, marketing or technical position within the Company, and further that the selling party shall notify the other party in the event the selling party is approached by any director or employee of the Company seeking employment with the selling party.

14.  CONFIDENTIAL INFORMATION

  Each of the parties hereto agrees, both during and after termination of this Agreement, save as (a) is required to be disclosed by TCN or topjobs in relation to the completion and filing of the Form F-1 Registration Statement in connection with the completion of the Initial Public Offering and all matters related thereto or (b) otherwise required to be disclosed under applicable U.S. federal and state securities laws, to keep secret and confidential and not to use, disclose or divulge to any third party or to enable or cause any person to become aware of or cause or allow to be published (except for the purposes of the Business) any confidential information relating to the Company, DISX and TCN including, but not limited to, contractual arrangements or other dealings, transactions or affairs of the Company, DISX and TCN, lists of customers, reports, notes, memoranda and all other documentary records pertaining to the Company, DISX and TCN or the Business, DISX and TCN or their affairs, accounts, finances, supplies, customers or contractual or other arrangements, but excluding any information which is in the public domain (otherwise than through the wrongful disclosure of any party). Provided that nothing contained in this Clause 14 shall prevent a party passing information concerning the Company's customers to a third party who is engaged in discussions as to whether it shall itself become a customer of the Company.

15.  THE BYLAWS

  Subject to Compliance with all applicable statutes and rules of law the parties shall comply with the provisions of this Agreement notwithstanding anything to the contrary contained in the Bylaws and the parties shall so far as is lawful exercise their rights as shareholders in the Company and procure that the Directors exercise their rights and perform their duties in accordance with the provisions of this Agreement. In the event of any ambiguity or conflict arising between this Agreement and the Bylaws the terms and conditions of this Agreement shall prevail.

16.  GOOD FAITH

16.1 The parties hereto undertake with each other to do all things necessary within their power which are necessary or desirable to give effect to the spirit and intent of this Agreement and to always act, in connection with this Agreement, in good faith.

16.2 Further the parties hereto shall, and shall use their respective reasonable endeavors to procure that any necessary third parties shall, do execute and perform all such further deeds, documents, assurances, acts and things as any of the parties hereto may reasonably require by notice in writing to the others to carry the provisions of this Agreement into full force and effect.

17. TIME OF THE ESSENCE

  Any date or period mentioned in this Agreement may be extended by agreement between all the parties hereto failing which, as regards any such date or period, time shall be of the essence of this Agreement.

18.  EXERCISE OF POWERS

  Where a party is required under this Agreement to exercise its powers in relation to the Company to procure a particular matter or thing, such obligation shall be deemed to include an obligation to exercise its powers both as shareholders and as directors (where applicable) of the Company and to procure that any alternate director appointed by it (whether alone or jointly with any other person) shall procure such matter or thing.

19.  COMPANY BOUND

  The Company undertakes with each of DISX and TCN to be bound by and comply with the terms and conditions of this Agreement to the extent that the same relate to the Company and to act in all respects as contemplated by this Agreement.

20.  PARTNERSHIP

  None of the provisions of this Agreement shall be deemed to constitute a partnership, trust, agency or fiduciary relationship between any of the parties hereto and none of them shall have any authority to bind the other in any way.

21.  MISCELLANEOUS

  21.1 DISX shall be given the option to bid for the management and control of media contracts on a campaign by campaign basis. For the avoidance of doubt the decision shall be made on commercial merit and shall be in the best interests of the Company. DISX shall with effect from the Effective Date be awarded the Salt Lake City, Utah and Houston and Dallas, Texas media contracts.

  21.2 The termination of this Agreement however caused shall be without prejudice to any obligations or rights of any of the parties hereto which have accrued prior to such termination or cesser and shall not affect any provision of this Agreement which is expressly or by implication provided to come into effect on or to continue in effect after such termination or cesser.

  21.3 This Agreement takes effect in substitution for all previous representations, arrangements and agreements whether written or oral, express or implied between the parties hereto relating to the subject matter of this Agreement including without limitation the Research and Co-operation Agreement and addendum to that Agreement and the Memorandum of Understanding entered into between DISX and TCN. Each of the parties hereto hereby acknowledges that in entering into this Agreement it has not relied on any representation or warranty save as expressly set out herein or in any document referred to herein.

  21.4 No failure or delay by any party hereto in excising any right power or privilege hereunder shall operate as a waiver thereof nor shall a single or partial exercise of any right power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive or any rights or remedies otherwise provided by law.

  21.5 If any term or provision of this Agreement shall in whole or in part be held by a court to any extent to be illegal or unenforceable under any enactment or rule of law, that term or provision or part shall to that extent be deemed not to form part of this Agreement and the enforceability of the remainder of this Agreement shall not be affected but shall continue in full force and effect. Notwithstanding the foregoing the parties hereto shall thereupon negotiate in order to agree the terms of a mutually satisfactory provision to be substituted for the provision so found to be illegal or unenforceable.

  21.6 This Agreement shall be completed in duplicate and shall become effective on the date indicated herein as the Effective Date.

  22.  COSTS

  22.1 All costs, charges and expenses incurred by the parties hereto in respect of the negotiation, preparation, execution and performance of this Agreement and all annexed or ancillary agreements shall be borne by each party on its own account subject to the following provisions.

  22.2 The costs of travel and accommodation incurred by all Directors in attending Board Meeting and other matters in the Territory in their capacity as Directors shall be borne by the Company.

23.  ASSIGNMENT OF RIGHTS OR OBLIGATIONS

23.1  No Assignment

     Subject to Clause 23.2, no Shareholder may, without the consent of each other Shareholder, transfer, or agree to transfer any of its rights or obligations hereunder in whole or in part ("Rights and Obligations").

23.2  Permitted Assignment

  (a) Notwithstanding the provisions of this Clause 23, or any other provision of this Agreement or any of the Bylaws, but subject to Clause 23.2(b), any Shareholder shall at all times during the term of this Agreement be entitled to transfer any of its Rights or Obligations to a Group Company;

  (b) If a Shareholder proposes to make a transfer pursuant to Clause 23.2(a) it must:

     (i)notify the other Shareholder forthwith; and

     (ii)prior to making that transfer:

  (A) execute, and cause the transferee to execute; any agreements that the other Shareholder may reasonably require for the purpose of making the transferee bound by the provisions of this Agreement; and

  (B) provide to the other Shareholder security which in the other Shareholder's reasonable opinion is equivalent to any security for the performance of this Agreement held by the other Shareholder at that time.

24.  AMENDMENT

  The terms of this Agreement may at any time be amended or cancelled by written agreement between the parties hereto.

25.  NOTICES

  Notices under this Agreement shall be sent by registered airmail, or by fax (with a confirmatory copy by registered airmail) and shall be treated as served on the date of dispatch. Notices shall be addressed:

  -  to TCN at Innovation House, Daten Park, Birchwood, Warrington, WA3  6UT;

  - with copies to Wansbroughs Willey Hargrave, 13 Police Street, Manchester M2 7WA, England Facsimile 011-44-161-834-2440) and Greenberg Traurig, 200 Park Avenue, New York, New York 10166, Facsimile: (212 801-6400;

  -  to DISX at 385 East 800 South, Orem, Utah 84097 USA, Facsimile: (801) 226
- 8393

  - with a copy to David D. Jeffs, Jeffs & Jeffs, P. C., 90 North 100 East, P.O. Box 888, Provo, Utah 84603, USA, Facsimile: (801) 373 8878

  -  to the Company at 385 East 800 South, Orem, Utah 84097, USA Facsimile:
(801) 226 - 8393

     These addresses are the principal places of business of the respective parties.

  26.  GOVERNING LAW

    The construction, validity and performance of this Agreement shall be governed in all respects by the laws of the State of Utah, United States.

IN WITNESS whereof the parties hereto have executed this Agreement the day and year first before written.

SIGNED on behalf of            }
                                    -----------------------
The Corporate Net              }    (Authorized Signatory)
Limited                        }


SIGNED on behalf of            }     -----------------------

topjobs.net inc                }     (Authorised Signatory)

SIGNED on behalf of            }

Dynamic Information System           -----------------------
& Exchange, Inc                }     (Authorized Signatory)

                                    SCHEDULE 1
                          [Form of Assignment Agreement]

THIS ASSIGNMENT AGREEMENT is made the ___ day of ___________ 1999, by ______ of _________________ (hereinafter called the "Covenantor").

SUPPLEMENTAL to a Joint Venture Agreement dated the _________ 1999 and made between Dynamic Information System and Exchange, Inc (1) The Corporate Net Limited (2) and topjobs.net inc (the "Company").

WITNESSETH as follows:

1. The Covenantor hereby confirms that it has been supplied with a copy of the Stockholders Agreement and hereby covenants with each of the parties named in the First Schedule hereto to observe perform and be bound by all the terms of the Stockholders Agreement which are capable of applying to the Covenantor and which have not been performed at the date hereof to the intent and effect that the Covenantor shall be deemed with effect from the date on which the Covenantor is registered as a member of the Company to be a party to the Stockholders Agreement.

2. The Covenantor hereby undertakes with the person who has transferred shares in the Company to the Covenantor, being the person specified in the Second Schedule (the "Transferor") that it will enter into such guarantees and/or, indemnities to third parties in connection with the Company and/or its business and affairs which the Transferor may have entered into and shall use its reasonable endeavours to obtain the Transferors' release therefrom as soon as reasonably practicable. Until such release is obtained the Covenantor undertakes to indemnify the Transferor and keep the Transferor fully and effectively indemnified against all liabilities which the Transferor may incur in respect of such guarantees or indemnities.

3. This Agreement shall be governed by and construed in accordance with the laws of the state of Utah.

EXECUTED as a deed the day and year first before written.

THE FIRST SCHEDULE

Insert the names and addresses of the other continuing parties to the Joint Venture Agreement.

THE SECOND SCHEDULE

Insert the name of the transferor

EXECUTED as an Assignment Agreement by

by the signature of
_________________ Director
_________________ Director/Secretary

EXECUTED as an Assignment Agreement by

by the signature of
_________________ Director
_________________ Director/Secretary

                                  SCHEDULE 2
                     [Form of Standard Employment Contract]

                            EMPLOYMENT AGREEMENT

  THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of the      day of
February 1999 is by and between                          (the "Employee") and
topjobs.net.inc, a Delaware corporation (the"Company").

Recitals

  A. The Employee is currently an employee of the Company or, in conjunction with the execution of this Agreement, will become an employee of the Company.

  B. The Company and the Employee desire to enter into this Agreement to set forth the terms and conditions of the Employee's employment by the Company.

                                Agreement
  In exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below

    a. "Affiliate" shall mean any entity: (I) in which the Company owns a direct or indirect interest of any type or nature; (ii) which owns a direct or indirect interest of any type or nature in the Company; or (iii) which is directly or indirectly owned in whole or in part, by any person or entity that directly or indirectly owns, in whole or in part, the Company. "Affiliate" shall also mean any natural person that owns a direct or indirect interest in any entity described in the preceding sentence.

    b. "Competitor" shall mean any person or entity that engages in the development, design, production or marketing of any product or service that is identical or similar to, or in direct competition with, any product that, as of the termination of the Employee's employment, the Company or any Affiliate has developed, designed, produced or marketed, is in the process of developing, designing, producing or marketing or plans to develop, design, produce or market.

    c. "Employee's Work Product" shall mean all concepts, systems, strategies, plans, procedures, formulas, techniques, discoveries, intentions, processes, ideas, information, data, algorithms, flowcharts, programs, software, codes, sequences, patterns, compilations, devices, documents, data, research, technologies, products, methods, applications, know-how, and designs, including, without limitation, all documents, notes, magnetic tape, disks, recordings, photographs and other media of any type or nature containing any of the foregoing, obtained, created, conceived, developed or provided by the Employee, whether alone or in conjunction with others and whether at work, home or any other place, during the term of the Employee's employment by the Company; (i) in connection with or as part of the Employee's employment by the Company: (ii) using the Company's time, Protected Property, facilities or materials; or (iii) involving any field of interest in which the Company has been involved or is planning to become involved in the future.

    d. "Intellectual Property Law" shall mean any treaty, statute, regulation, rule or other law of the United States of America, any state or any local governmental jurisdiction relating to, governing, granting or protecting patents, copyrights, trademarks, trade names, trade secrets or other similar rights.

    e. "Protected Area" shall mean, with respect to any Competitor described in section 1.b. above, the United States of American.

    f. "Protected Property" shall mean all concepts, systems, strategies, plans, procedures, techniques, methods, technologies, algorithms, flowcharts, codes, sequences, software, information, formulas, patterns, discoveries, inventions, knowledge, compilations, programs, devices, methods, applications, know-how, systems, contracts, customer, and supplier lists, ideas, documents, records, manuals, data, research, products, fees, costs, marketing methods and processes that are or may be owned, used, developed or acquired by, or otherwise relate to the business of, the Company or any of its affiliates, except to extent such items are in the public domain other than a result of the Employee's breach of this Agreement. Without limiting the generality of the foregoing, the "Protected Property" shall include:

    (i)  Computer Software;

    (ii)  Administrative processes, procedures, systems and techniques;

    (iii) Procedures, processes, formulas and techniques for producing or processing the Company's products and services;

    (iv) Technical data, specifications and knowledge regarding the Company's business policies, strategies, practices and techniques;

    (v)  Investment strategies, positions and techniques;

    (vi) Compilations of and information relating to customers or potential customers; and

   (vii) Such other items as the Company may designate from time to time.

2. Employment Status. The Company hereby employs the Employee to work for the Company in accordance with the terms hereof. The Employee shall have such duties and responsibilities, and shall hold such position or positions, as may be designated by the Company from time to time. The Employee shall work for the Company on a full-time basis and shall devote all of his working time to the performance of his duties and responsibilities to the Company, excepting only vacations and absences for illness and injury, all in accordance with such policies with respect thereto as the Company may establish from time to time for employees of similar status, rank and responsibilities.

3. Acceptance of Employment. The Employee hereby accepts employment and shall devote his best efforts to such employment, for the compensation and on the other terms stated in this agreement.

4. Compensation. In exchange for the services to be rendered by the Employee to the Company pursuant to this Agreement, the Company shall compensate the Employee in accordance with the provisions set out in Exhibit A. The Company may, at its sole discretion, however, prospectively reduce or increase the rate of the Employee's compensation. Such compensation shall be paid to the

Employee in accordance with the Company's normal payroll practices for employees of similar status, rank and responsibility. The compensation and benefits expressly provided for in this Agreement, together with any additional compensation to which the Employee is entitled under the terms of any incentive compensation plan of the Company in which the Company permits the Employee to participate or under applicable law, shall constitute full consideration for the services to be rendered by the Employee to the Company under this Agreement.

5.  Term of Employment.

    a. Subject to prior termination in accordance with paragraph 5.b. below, the term of this Agreement and the Employee's employment hereunder shall be for a term of one (1) year commencing on the date of this Agreement; and, following such one (1) year term, this Agreement shall thereafter automatically renew for additional terms of one (1) year each unless either party gives written notice of termination to the other party not less than ninety (90) days prior to the end of any term (in which event this Agreement shall terminate effective as of the close of such term).

    b.  This Agreement may be terminated:

      (1)  upon mutual written agreement of the Company and the Employee;

      (2) at the option of the Employee, upon fourteen (14) days' prior written notice to the Company, in the event that the Company shall (A) fail to make any payment to the Employee required to be made under the terms of this Agreement within thirty (30) days after payment is due, or (B)fail to perform any other material covenant or agreement to be performed by it hereunder or take any action prohibited by this Agreement, and fail to cure or remedy same within thirty (30) days after written notice thereof to the Company;

      (3) at the option of the Company, upon written notice to the Employee, "for cause" (as hereinafter defined);

      (4) at the option of the Company in the event of the "permanent disability" (as hereinafter defined) of the Employee; or

      (5) upon the death of the Employee.

    c. As used herein, the term "for cause" shall mean and be limited to: (I) any willful and material breach of this Agreement by the Employee which in any case is not fully corrected within thirty (30) days after written notice of same from the Company to the Employee; (ii) gross neglect by the Employee of his duties and responsibilities hereunder; (iii) any fraud, criminal misconduct, breach of fiduciary duty, dishonesty, or gross, and willful misconduct by the Employee in connection with the performance of his duties and responsibilities hereunder; (iv) the Employee being legally intoxicated during business hours or while on call, or being habitually drunk or addicted to drugs (provided that this shall not restrict the Employee from taking physician prescribed medication in accordance with the applicable prescription); (v) the commission by the Employee of any felony or crime of moral turpitude, or any other action by the Employee which may materially impair or damage the reputation of the Company; or (vi) habitual breach by the Employee of any of the material provisions of this Agreement (regardless of any prior cure thereof).

    d. As used herein, the term "permanent disability" shall mean, and be limited to, any physical or mental illness, disability or impairment that prevents the Employee from continuing the performance of his normal duties and responsibilities hereunder for a period in excess of three (3) consecutive months. For purposes of determining whether a "permanent disability" has occurred under this Agreement, the written determination thereof by two (2) qualified practicing physicians selected and paid for by the Company (and reasonably acceptable to the Employee) shall be conclusive.

    e. Upon any termination of this Agreement as herein provided, the Employee (or his estate or legal representative, as the case may be) shall be entitled to receive any and all unpaid Base Salary appropriately prorated to and as of the effective date of termination (based on the number of days elapsed prior to the date of termination), and any other amounts then due and payable to the Employee hereunder. All such payments shall be made on the next applicable payment date therefor following the effective date of termination of this Agreement. Such payments shall constitute all amounts to which the Employee shall be entitled upon termination of this Agreement.

6. Ownership of the Employee's Work Product. The Employee shall perform his duties and obligations as an employee of the Company on a "work for hire" basis. The Company shall solely and exclusively own all of the Employee's Work Product, and the Employee hereby sells, assigns, conveys and transfers to the Company all of the Employee's Work Product, including, without limitation, all of the Employee's Work Product coming into existence after the date of this Agreement. Without limiting the generality of the foregoing, the Company shall be exclusively entitled to all rights and protections available under any Intellectual Property Law with respect to, or based upon, all or any portion of the Employee's Work Product. To the extent the foregoing assignment is ineffectual as to any Employee's Work Product not yet in existence, the Employee agrees to promptly assign, convey and transfer such Employee's Work Product to the Company at such time as it comes into existence, the consideration set forth in this Agreement constituting full and adequate consideration therefore. The Employee agrees to cooperate and assist the Company, both during and after the term-of the Employee's employment by the Company, in obtaining or securing any right available to the Company under any Intellectual Property Law with respect to the Employee's Work Product, including, without limitation, to assist in the preparation of and to execute such applications, certificates, affidavits, and other documents as may be necessary or helpful in obtaining or securing such rights. The Employee shall not use any of the Employee's Work Product in any manner inconsistent with this Agreement or the Company's ownership right in and to the Employee's Work Product.

7. Disclosure and Use of Protected Information. The Employee agrees that he will not, at any time after the execution of this Agreement (including after termination of Employee's employment with the Company), except with the express prior written consent of the Company or as authorized by the Company in connection with the performance by the Employee of his duties as an employee of the Company, directly or indirectly disclose, communicate or divulge to any person, including, without limitation, any natural person, corporation, trust, estate, partnership or other entity, or use for the benefit of the Employee or any other person except the Company, any Protected. Property. The Employee further agrees to take such action as may be necessary to prevent the inadvertent disclosure or unauthorized use of Protected Property entrusted to or otherwise within the possession or control of the Employee. Upon termination of Employee's employment with the Company, the Employee shall immediately deliver to the Company all records, documents, tapes, magnetic disks and other media of any type or nature in the Employee's possession containing or relating to any of the Protected Property.

8.  Covenant Not to Compete.

    (a) The Employee agrees that he will not, for and during the term set forth in subparagraph (b) of this Section 8, except with the express prior written consent of the Company, directly or indirectly, whether as employee, owner, partner, agent, consultant, officer, director or in any other capacity, for his own account or for the benefit of any other person:

    (i) establish, assist, work for or otherwise be connected or associated with any Competitor, or become a Competitor, with the Protected Area;

    (ii) solicit, divert, accept business from or otherwise take away or interfere with any former, present or future customer or account of the Company; or account of the Company; or

   (iii) solicit, divert or induce any of the employees of the Company, or any of the Company's affiliates, to leave the employ of the Company or its affiliates, as applicable.

   (b) The term of the Employee's covenant not to compete set forth above shall begin on the date of this Agreement and shall continue until the date that is 12 months following the date of termination of the Employee's employment.

    (c) The Employee agrees that, except as otherwise provided in this Section 8, his employment or continued employment by the Company shall constitute full and adequate consideration for employee's covenants under this Section 8. As consideration for the Employee's covenant not to compete for the 12 month period after the termination of the Employee's employment, the Company shall pay to the Employee an amount equal to 5 percent (5%) of the Employee's annual compensation (exclusive of bonuses, incentive plan payments, retirement plan contributions, fringe benefits and other similar items) at the time Employee's employment with the Company is terminated, which amount shall be payable 12 months after the termination of Employee's employment.

9. Severabililty. The Company and the Employee agree that if any provision of this Agreement, as written, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be applied in the broadest manner possible within the scope of its express language such that it would be valid, legal and enforceable. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

10. Remedies. The Employee acknowledges that its breach of this Agreement will cause the Company irreparable harm for which no adequate remedy exists at law, and agrees that upon any such breach or threatened breach, the Company shall be entitled to injunctive relief without prejudice to any other right the Company may have in law or equity.

11.  Miscellaneous

    (a) No failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by either party hereto shall constitute a waiver thereof or shall preclude any other or further exercise of the same or any other right, power or remedy.

    (b) Except as contemplated in section 9, this Agreement shall not be amended or modified except by written document signed by the Employee and the Company.

    (c) This Agreement shall be governed by the laws of Utah. If either party hereto attempts to enforce the terms of this Agreement and is required to retain legal counsel in order to enforce its rights hereunder, with or without the commencement of a formal legal action, the prevailing party shall be entitled party shall be entitled to recover from the other party its attorneys fees and costs.

    (d) This Agreement shall be binding on the parties and their respective heirs, successors and assigns. This Agreement is a person employment contract of the Employee which shall not be assignable by the Employee.

    (e) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supercedes all prior agreements with respect to the subject matter.

EXECUTED to be effective for all purposes as of the date first above written.

                                   THE COMPANY:
                                   Topjobs.net.inc


                                   By:
                                        --------------------------
                                   Its:
                                        --------------------------

                                   THE EMPLOYEE:

                                   -------------------------------

                                   Name:
                                          ------------------------

                         [EXHIBIT "A" TO BE ATTACHED]

                                  SCHEDULE 3
                             DISX Loan Agreement
DATED 11 FEBRUARY 1999

DYNAMIC INFORMATION SYSTEM AND EXCHANGE, INC

and

topjobs.net inc

LOAN AGREEMENT

Wansbroughs Willey Hargrave
Solicitors,
13, Police Street,
Manchester,
M2 7WA
(Ref: JAL/6772-14)

LOAN AGREEMENT

DATED: 11 FEBRUARY 1999

BETWEEN:

(1)DYNAMIC INFORMATION SYSTEM & EXCHANGE, INC, an American corporation incorporated under the laws of the State of Utah whose registered office is at 385 East 800 South, Orem, Utah 84097, USA ("DISX"); and

(2)topjobs.net inc, an American corporation incorporated under the laws of the State of Delaware whose registered office is at 385 East 800 South, Orem, Utah 84097, USA ("the Company")

WHEREAS:

DISX has agreed to make available to the Company a loan ("the Loan") of up to US$500,000 (FIVE HUNDRED THOUSAND U.S. DOLLARS) ("the Principal Sum") subject to and upon the terms and conditions contained in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.LOAN AND INTEREST

1.1 DISX hereby agrees with the Company to lend the Principal Sum to the Company in accordance with the provisions of Clause 3.

1.2 No interest shall be payable by the Company to DISX on the Principal Sum.

2. PURPOSE OF THE LOAN

The purpose of the loan is to provide working capital to the Company.

3. METHOD OF DRAWING

At any time or times after execution of this Agreement by both parties the Company may, on giving written notice to DISX, such notice to be received by DISX not later than five days before funds are required by the Company request payment of the Loan or any part of it up to a maximum aggregate of the Principal Sum..

4. TERM OF LOAN

The Loan shall be repaid either by way of one single payment or by way of multiple payments at such time or times as the Board of Directors of the Company consider that the Company is cash positive and has sufficient funding to meet its needs and expansion plans. Provided always that in the event of the initial public offering in the United States of securities of topjobs.net plc being unsuccessful (and the initial public offering shall be deemed to be unsuccessful if the U.S. Securities and Exchange Commission have not declared the registration statement in respect of the initial public offering to be effective within 3 months from the 1st February 1999), the amount of the outstanding loan by DISX to the Company shall be immediately ascertained.
DISX shall then immediately assign to The Corporate Net Limited of Warrington England the benefit of the Company's obligation to repay loans made by DISX but only to the extent of the sum representing the aggregate of the outstanding loans made by The Corporate Net Limited to DISX pursuant to a loan agreement between The Corporate Net Limited and DISX ("the TCN Loan Agreement") (or such sum comprising the amount of the outstanding loan under this Agreement if such amount shall be less than the aggregate of the outstanding loans made by The Corporate Net Limited to DISX pursuant to the TCN Loan Agreement). The Company shall not be relieved of its obligation to repay DISX the amount being the difference between the sum representing the aggregate of the outstanding loans made by The Corporate Net Limited to DISX pursuant to the TCN Loan Agreement and the aggregate sum of the outstanding loans made by DISX to the Company under this Agreement.

5. GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of the State of Utah.

IN WITNESS whereof the parties have executed this Agreement the day and year first before written.

SIGNED by /S/

for and on behalf of DISX


SIGNED by /S/

for and on behalf of the Company

                                 SCHEDULE 4
            Intellectual Property and Brand Licensing Agreement

DATED 11 FEBRUARY 1999

DYNAMIC INFORMATION SYSTEM AND EXCHANGE, INC

and

topjobs.net inc

and

THE CORPORATE NET LIMITED

INTELLECTUAL PROPERTY AND BRAND LICENSING AGREEMENT

Wansbroughs Willey Hargrave
13 Police Street
Manchester
M2 7WA

(Ref SJI/6772-14)

INTELLECTUAL PROPERTY AND BRAND LICENSING AGREEMENT

BETWEEN:

Dynamic Information System & eXchange, Inc of 385 East 800 South, Orem, Utah 84097, USA ("DISX"), and

topjobs.net inc of 385 East 800 South, Orem, Utah 84097, USA ("the Company");
and

The Corporate Net Limited (Registration Number in England 3173007) of Innovation House, Daten Park, Birchwood, Warrington, WA3 6UT ("TCN").

PRELIMINARY

Article 1 : Transactions

1.1 The purpose of this Agreement is to record the terms under which the Company is to be granted a license to operate the TJON Business Plan in the Territory using the Licensed Software and Technical Information and to record the terms under which the Company is to be granted a license to operate DISX's Intellectual Property.

Article 2 : Definitions

In this Agreement, the following expressions have the following meanings:

2.1  the Business" shall have the same meaning as in the Stockholders
Agreement

2.2 DISX's Copyright" means all copyright and rights in the nature of copyright subsisting in DISX's Intellectual Property to which DISX is now or may subsequently become entitled including without limitation all literary and artistic works including all drawings, manuals, programs, data (whether oral or in writing or in any other form) carrying or embodying any part of the DISX's Intellectual Property.

2.3 DISX's Intellectual Property" means DISX's intellectual property, proprietary, trade secret and technical information described in Schedule C hereto.

2.4  Effective Date" means the 1st February 1999.

2.5  Group Company" shall have the same meaning as in the Stockholders
Agreement.

2.6 Licensed Software" means the software used in connection with the TJON Business Plan, job manager functionality (being software which enables software which enables customers of TCN to manage their own job advertising by changing on line the text content of their job slot), job slot functionality (being a full screen template into which a job advertisement can be typed and changed) and executable codes in relation to programs comprised within the TJON Business Plan.

2.7 Stockholders Agreement" means an agreement of even date made between the parties hereto for the purpose of regulating their relationship with each other and certain aspects of the affairs of and their dealings with the Company and setting out the basis upon which the parties will contribute to establish, operate and support the Company.

2.8 TCN's Copyright" means all copyright and rights in the nature of copyright subsisting in the Technical Information to which TCN is now or may subsequently become entitled including without limitation all literary and artistic works including all drawings, manuals, programs, data (whether oral or in writing or in any other form) carrying or embodying any part of the Technical Information.

2.9 "Technical Information" means all technical information comprising all trade secrets, processes, know-how, instructions, specifications and other information relating to the use and operation of the Licensed Software.

2.10 "the Term" is the period of validity of this Agreement determined in accordance with the provisions of Article 12.

2.11 "the Termination Date" is a date on which a notice of termination, given under the provisions of Article 12, expires.

2.12"the Territory" shall have the same meaning as in the Stockholders
Agreement;

2.13 "TJON Business Plan" shall have the same meaning as in the Stockholders Agreement;

2.14 "the Trade Marks" collectively mean the marks used in relation to the Licensed Software which are listed in Part A of Schedule A to this agreement, the intellectual property rights in which are owned by TCN and the marks used in relation to DISX's Intellectual Property which are listed in Part B of Schedule A to this agreement, the intellectual property rights in which are owned by DISX.

SUBSTANTIVE

Article 3 : Grant of License Rights

3.1 With effect from the Effective Date:-

3.1.1 TCN grants the Company, for the duration of the Term and under the conditions contained in this Agreement, a non-transferable license in the Territory to use the Licensed Software and the Technical Information and to use the Trade Marks to promote and market the TJON Business Plan including a licence of Copyright for the purpose of operating the TJON Business Plan in the Territory which licence does not entitle the Company to copy, modify or customise any Technical Information.

3.1.2 DISX grants to the Company, for the duration of the Term and under the conditions contained in this Agreement an exclusive non transferable licence in the Territory to use DISX's Intellectual Property and to use the Trade Marks including a licence of DISX's Copyright which licence does not entitle the Company to copy, modify or customise any of DISX's Intellectual Property.

3.2 The Company shall not, (subject as provided in this Agreement) without TCN's or DISX's (as relevant) prior written consent, assign or sub-licence any of the rights granted by this Agreement.

3.3 The Company is not, by virtue of this Agreement, the legal representative of TCN or DISX and has no right or authority from either of them to assume any obligation of any kind (whether express or implied) on behalf of TCN, or DISX and shall not hold itself out as the representative of TCN or DISX.

3.4 The consideration for the grant of the licence in 3.1.1 with respect to the Trade Marks shall be US$1.00 and with respect to all other intellectual property rights shall be US$1.00.

3.5 The consideration for the grant of the licence in 3.1.2 with respect to the Trade Marks shall be US$1.00 and with respect to all other intellectual property rights shall be US$1.00.

Article 4 : Provision of Licensed Software, Technical Information and DISX's Intellectual Property

4.1 TCN will:

4.1.1 commence provision of the Licensed Software and Technical Information to the Company on the day following the date of execution of this Agreement.

4.1.2 within a period of 30 days from the day following the date of execution of this Agreement provide the Company with a database schema containing no actual data but containing the appropriate data storage sections to the TJON Business Plan.

4.2 DISX will commence provision of DISX's Intellectual Property to the Company on the day following the date of execution of this Agreement.

4.3 A module of the Licensed Software or of DISX's Intellectual Property shall be "delivered" for the purposes of this Agreement when it has physically been delivered to the Company.

4.4 TCN and DISX respectively assume the risk of loss or damage to each module of the Licensed Software or of DISX's Intellectual Property until that module is delivered to the Company. Subsequently, the risk of loss and damage to each module of the Licensed Software and DISX's Intellectual Property shall be on the Company.

Article 5 : Undertakings and Disclaimers

5.1 The Company hereby agrees to use the Licensed Software and Technical Information solely for the purposes of operating the TJON Business Plan in the Territory and to use DISX's Intellectual Property solely for the purposes of the Business in the Territory through the Company and for no other purposes whatsoever and not otherwise than through the Company.

5.2 The Company shall in all correspondence or commercial documents relating to the TJON Business Plan and to DISX's Intellectual Property, or entries in directories and similar media in the Territory relevant to the use by the Company of the TJON Business Plan and to DISX's Intellectual Property describe itself as licensee of TCN and of DISX (and such description shall be deemed to be consistent with Clause 3.3) and take any other reasonable steps to make clear the extent of its authority to act in relation to TCN's and DISX's affairs.

5.3 To the maximum extent permitted by law, TCN and DISX disclaim all warranties and remedies in respect of the Licensed Software, the Technical Information and DISX's Intellectual Property or any part of them.

Article 6 : Promotion Advertising and Ownership

6.1 The Company will promote and market the TJON Business Plan under the Trade Marks and:

6.1.1 the mode of use of the Trade Marks by the Company shall be subject to the prior approval of the owner of the relevant Trade Marks;

6.1.2 in any catalogue, price list or promotional publication issued by the Company in which reference is made to the TJON Business Plan or the Licensed Software or to the Trade Marks or to DISX's Intellectual Property there shall be included in legible type a statement informing the reader of the proprietorship of the TJON Business Plan, the Trade Marks, the Licensed Software or of DISX's Intellectual Property (the form of such Statement to be agreed with TCN or DISX in respect of DISX's Intellectual Property):

6.1.3 the Company is under an obligation not to use the Trade Marks in any manner which may impair the validity of any intellectual property rights of TCN and DISX in respect of the Trade Marks; and

6.1.4 TCN and DISX may exercise reasonable quality control over the goods and services in relation to which the Company will use the Trade Marks.

6.2 The Company acknowledges that the Trade Marks, the Licensed Software, the Copyright and any intellectual property or similar rights in any enhancements and/or modifications to, or derivative works of the Licensed Software and the Technical Information are owned by TCN and the Company acknowledges that no title to the Trade Marks, the Licensed Software, the Copyright and any intellectual property or similar rights in any enhancements and/or modifications to, or derivative works of the Licensed Software and the Technical Information shall pass to the Company. The Company confirms that it does not acquire any rights in the Trade Marks, the Licensed Software, the Copyright and any intellectual property or similar rights in any enhancements and/or modifications to, or derivative works of the Licensed Software or the Technical Information or to executable codes in relation to programs comprised within the TJON Business Plan other than those specified in this Agreement. The Company repeats the same acknowledgements and confirmations in respect of DISX's Intellectual Property.

Article 7 : Liability

7.1 TCN will use its best efforts to provide the Company only with Technical Information which will not cause the Company to infringe the rights of other parties and to provide the Company with accurate Technical Information.

7.2 DISX will use its best efforts to provide the Company only with DISX's Intellectual Property which will not cause the Company to infringe the rights of other parties.

Article 8 : Sub-licenses

8.1 TCN grants the Company, with effect from the Effective Date for the duration of the Term and under the conditions contained in this Agreement, the right to sub-licence its rights in relation to TCN's Copyright and the Licensed Software in the Territory granted under this Agreement in respect only of the items listed in Part A of Schedule B (which items shall be agreed between the parties within 30 days of the date hereof) to the Company's customers (and for the avoidance of doubt not to DISX) provided always that the Company shall only grant a sub-licence pursuant to a sub-licence agreement in a form to be agreed between the parties hereto after the date of this Agreement. For the avoidance of doubt, a sub-licence in respect of the items listed in Part A of Schedule B shall only be relevant in circumstances whereby a customer of the Company is given on-line Internet access to change its own jobs directly and separately where a customer is given off line internet access to change their jobs through the provision of software to the customer to load on to their own PC's.

8.2 DISX grants the Company, with effect from the Effective Date for the duration of the Term and under the conditions contained in this Agreement, the right to sub-licence its rights in relation to DISX's Copyright and DISX's Intellectual Property in the Territory granted under this Agreement in respect only of the items listed in Part B of Schedule B (which items shall be agreed between the parties within 30 days of the date hereof) to the Company's customers (and for the avoidance of doubt not to TCN) provided always that the Company shall only grant a sub-licence pursuant to a sub-licence agreement in a form to be agreed between the parties hereto after the date of this Agreement.

Article 9 : Confidentiality

9.1 The Licensed Software and the Technical Information constitute the proprietary, and trade secret information of TCN and DISX's Intellectual Property constitutes the proprietary, and trade secret information of DISX and are regarded as unique and valuable assets. To protect and maintain the confidentiality of such items the parties hereby jointly and severally undertake with each other that each of them will (at a minimum and subject to the provisions of Article 9.2) take those precautions they employ to protect their own confidential information and technology and will bind their executives, employees and agents (to any of whom information about any aspect of such items may be given on a "need to know" basis only) to keep confidential (both before and after such persons' relationship with each relevant party as the case may be is terminated) every part of such items.

9.2 Each party (to the extent that it shall come into the possession of or have knowledge of such items) agrees not to reveal executable code, source code (if any), or the contents of any documentation, comprised in the items referred to in Article 9.1 above to any person or organisation unless specifically authorised to do so in this Agreement and not to reveal to any other person or organisation (whether directly or through their employees or agents) either any information relating to such executable code, source code, its programming or its algorithms or the contents of any such documentation. Each party (to the extent previously mentioned) shall require each of its employees and agents who have a need to have access to any executable code, source code or documentation comprised in the items referred to in Article 9.1 above and who are authorised by the relevant party to have access to it, to execute the relevant party's confidentiality and non-disclosure agreement (with the relevant party as a party to that Agreement) a copy of which shall be made available between the parties after the execution of this Agreement. Each party agrees that it is fully responsible for the actions or omissions of each of its employees and agents with respect to such executable code, source code and documentation, whether or not any such individual at any material time (in the case of an employee) was acting within the scope of his/her employment or (in the case of an agent) was acting within the scope of his/her agency contract.

9.3 Each party hereby jointly and severally undertakes with the other parties that it will not at any time (whether before or after the termination of this Agreement) divulge any information in relation to the affairs of the other parties or to the items referred to in Article 9.1 above, supplied or made available to it by another party or in respect of which it may come into the possession of or have knowledge of except for any information which is in the public domain or is required to disclose by any laws, rules and regulations and that it will not use such information other than for the purposes permitted by this Agreement.

9.4 In furtherance of each party's rights under this Agreement, each party may at its expense and during the other parties' normal business hours enter the premises of the other parties for the purpose of auditing copies of the items referred to in Article 9.1 above made under this Agreement and the other parties' compliance with the other provisions of this Agreement.

Article 10 : Additional Duties of the Company

The Company will promptly bring to the attention of TCN or to DISX as appropriate any improper or wrongful use in the Territory of the Licensed Software, TCN's Copyright, the Technical Information, DISX's Copyright, DISX's Intellectual Property or the Trade Marks and of trade names, emblems, designs, plans or other similar industrial or commercial property rights which infringe the Trade Marks or TCN's Copyright or DISX's Copyright which come to the notice of the Company and assist TCN or DISX as appropriate (at its request and expense) in taking all steps including assisting TCN or DISX as appropriate to defend its rights.

Article 11 : Restrictions

Each party jointly and severally undertakes that it will not:

11.1 make any representations or give any additional warranties in favour of a third party which may be to the detriment of any other party hereto;

11.2 act in any manner which will expose any other party hereto to any liability nor pledge or purport to pledge any other party's credit;

Article 12 : Validity and Termination

12.1 Subject to Article 12.2, this Agreement is valid until the date upon which termination of the Stockholders Agreement occurs or the date upon which the parties shall agree that this Agreement shall terminate whichever is the earlier.

12.2 Should any of the following events occur:

12.2.1 any party failing to materially abide by its undertakings or obligations under this Agreement;

12.2.2 any party discontinues business, becomes insolvent; seeks relief under any law for the aid of debtors; has a receiver, administrator, liquidator or trustee appointed over the whole or any part of its assets; or

12.2.3 if either an order is made or a resolution passed for the winding up of any party (unless the order or resolution is part of a scheme for the reconstruction or amalgamation of that party).

Any party may terminate this Agreement by notice in writing to operate on a date specified in that notice.

12.3 In the event of termination:

12.3.1 the rights and obligations of each party in relation to the others which have accrued, whether under this Agreement or under the Stockholders Agreement, before the Termination Date shall not be affected;

12.3.2 no party shall be relieved from any obligation under Article 9;

12.3.3 licenses in favour of the Company referred to in this Agreement and the rights of the Company in relation to the Trade Marks shall cease;

12.3.4 compensation shall not be paid by any party to another for loss of profits or loss of goodwill or for any other reason in the event of termination of this Agreement in accordance with any of the provisions of
Article 12 or for any other lawful cause.;

12.3.5 each party (to the extent that it shall have possession of any of the items referred to in Article 9.1 above) shall within 15 days from the Termination Date, return to the relevant party all copies of the items referred to in Article 9.1 above and all information relating to the items referred to in Article 9.1 above which are in any physical form and in/on whatever medium;

12.3.6 the Company shall remove any reference to the Trade Marks which may exist on premises used by the Company, on all documents, commercial material, invoices, packaging and other material and to do all such acts and things as may be necessary to change any corporate or business names which include the Trade Marks; and

12.3.7 TCN's and DISX's obligations in connection with Clause 13 of the Stockholders Agreement shall have no further effect.

Article 13 : Governing Jurisdiction and Law

13.1 The parties agree that if a dispute arises out of, or in connection with, this Agreement the parties shall negotiate in good faith to resolve their dispute within a period of 30 days from the day one party notifies the other that a dispute has arisen.

13.2 If negotiations under Article 13.1 fail to resolve a dispute within the time specified in that Article (or within any extension of time agreed in writing by the parties) a dispute arising out of, or in connection with, this
Agreement:

13.2.1 which relates to TCN's Copyright, the Licensed Software, the Technical Information, the TJON Business Plan or to the Trade Marks listed in Part A of Schedule A hereto shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the Rules; and.

13.2.2 which relates to DISX's Copyright, DISX's Intellectual Property or to the Trade Marks listed in Part B of Schedule A hereto shall be finally settled under the Rules of the American Arbitration Association by one or more arbitrators appointed in accordance with the Rules.

13.3 The successful party in any such arbitration referred to in 13.2 above shall be entitled to recover from the unsuccessful party, in addition to any other relief to which it may be entitled, reasonable attorneys' fees and costs incurred by it in bringing or defending the claim/any counter-claim.

13.4 All matters relating to TCN's Copyright, the Licensed Software, the Technical Information, the TJON Business Plan or to the Trade Marks listed in Part A of Schedule A hereto arising under this Agreement shall be interpreted according to the Laws (including conflict of Laws) of England, and all matters relating to DISX's Copyright, DISX's Intellectual Property or to the Trade Marks listed in Part B of Schedule A hereto arising under this Agreement shall be governed in respects by the laws of the State of Utah, United States.

13.5 Judgement upon the award rendered may be entered in any Court in the United States or England having jurisdiction over the party against whom the award is rendered; or application may be made to such Court for a judicial acceptance of the award and an order of enforcement (as the case may be).

Article 14 : Miscellaneous

14.1 The parties to this Agreement contract on a principal to principal basis. Nothing in this Agreement shall create (or be deemed to create) any partnership between the parties.

14.2 This Agreement and the Stockholders Agreement embody the entire Agreement between the parties in relation to their subject matters and supersede any prior negotiations and representations between, and by, the parties. In the event of any conflict between or ambiguity arising concerning this Agreement and the Stockholders Agreement which conflict or ambiguity relates to the grant of licence rights, the termination of those rights, royalty payments, restrictions on the parties during the period of the licence rights and restrictions upon the parties after termination of the licence rights, the provisions of this Agreement shall prevail.

14.3 Variations of this Agreement may only be made in writing, signed on behalf of the parties.

14.4 This Agreement shall not be held invalid as a whole because of any invalidity which may subsequently be determined to exist in any particular provision(s) of this Agreement; but shall be construed as if not containing the particular provision(s) held to be invalid. The rights and obligations of the parties shall continue in force accordingly.

14.5 The waiver by either party of any breach of any term of this Agreement shall not prevent the subsequent enforcement of that term and shall not be deemed to be a waiver of any subsequent breach.

14.6 Notices under this Agreement shall be sent in accordance with the provisions of Clause 25 of the Stockholders Agreement

14.7 This Agreement shall be completed in duplicate and shall become effective on the date on which it is signed by the latter party to sign.

SIGNED on behalf of          } /S/
The Corporate Net Limited    } (Authorised Director)

WITNESSED by                 } /S/

SIGNED on behalf of          } /S/
topjobs.net inc.             } Larry D. Heaps
                             } (Authorised Signatory)

WITNESSED by                 } /S/

SIGNED on behalf of          } /S/
Dynamic Information System   } Eric E. Marchant
and Exchange Inc.            }(Authorised Signatory)

WITNESSED by                 } /S/

                                   SCHEDULE A
                                 THE TRADE MARKS

                            Part A TCN's Trade Marks

Country  Trade Mark           Reg No. Class Reg. Date Ren. Date  Goods
-----------------------------------------------------------------------------

USA      TOP JOBS ON THE NET           35    /  /     /  /  Employment agency
         & Device                                           services provided
                                                            through the medium
                                                            of the Internet.
                    (Pending Application - filed 02/12/1997)

                           PART B DISX's Trade Marks

Country  Trade Mark           Reg No. Class Reg. Date Ren. Date  Goods
-----------------------------------------------------------------------------

USA      TOP JOBS                      35    /  /     /  /  Job and employment
         & attached design                                  listings and
                                                            information and
                                                            other job place-
                                                            ment services
                    (Pending Application - filed 04/12/1998)

USA      TOP JOBS USA                  42    /  /     /  /  Job and employment
         & attached design                                  listings and
                                                            information and
                                                            other job place-
                                                            ment services
                    (Pending Application - filed 04/12/1998)

                                   SCHEDULE B
                               SUB-LICENCE ITEMS

                       Part A TCN's Sub-licence items

                                  JOBMANAGER

JobManager is a software program on Top Jobs on the Net that enables customers to manage their own advertising by changing the text content of their job slots, online at any time.

other items to be agreed

                      Part B DISX's Sub-licence items

                                    VOTE

VOTE is an "expert software" program that can perform the classification of raw information into meaningful classifications.

other items to be agree

                                   SCHEDULE C

                        DISX'S Intellectual Property

                                SCHEDULE 5
                           TCN Loan Agreement

DATED: 11 FEBRUARY 1999

THE CORPORATE NET LIMITED

and

DYNAMIC INFORMATION SYSTEM & EXCHANGE INC.

LOAN AGREEMENT


Wansbroughs Willey Hargrave
Solicitors,
13, Police Street,
Manchester,
M2 7WA
(Ref: JAL/6772-14)

                                LOAN AGREEMENT

DATED: 11 FEBRUARY 1999

BETWEEN:

(1) THE CORPORATE NET LIMITED whose registered number is 3173007 and whose registered office is at Innovation House, Daten Park, Birchwood, Warrington, Cheshire, WA3 81T, England ("TCN"); and

(2) DYNAMIC INFORMATION SYSTEM & EXCHANGE INC. an American corporation incorporated under the laws of the State of Utah whose registered office is at 385 East 800 South, Orem, Utah 84097 USA ("DISX")

WHEREAS:

(A) TCN has previously advanced US$50,000 to DISX on February 2, 1999.

(B) TCN has agreed to make available to DISX a loan facility of up to US$300,000 (THREE HUNDRED THOUSAND U.S. DOLLARS) (including the US$50,000 referred to in Recital A above) subject to and upon the terms and conditions contained in this Agreement.

IT IS AGREED as follows:

1.  DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following words and expressions shall have the following meanings:

 "Advance" means the sum of US$150,000 to be made available to DISX pursuant to the provisions of Clause 5.

 "Available Facility" means the Facility as reduced by the Advance and/or any relevant term hereof.

 "Business Day" means any day other than a Saturday, a Sunday or a day which is a bank holiday in any part of the United Kingdom.

 "Company" means the Delaware corporation, 51% owned by TCN and 49% owned by DISX and known as topjobs.net.inc;

 "Event of Default" means any of those events set out in Clause 11

 "Facility" means the loan facility granted to DISX pursuant to Clause 2;

 "IPO" means the initial public offering of securities of topjobs.net.plc in the United States;

 "Loan" means the aggregate principal amount for the time being outstanding hereunder;

 "Stockholders Agreement" means the stockholders agreement to be entered into between TCN and DISX in relation to the Company pursuant to Clause 4;.

 "Termination Date" means the date on which the IPO is successfully completed.

1.2 Clause headings are provided for convenience only and have no legal effect.

1.3 Words denoting the singular include the plural and vice versa and words denoting any gender include all genders.

1.4 References to Clause are, unless stated otherwise, references to Clauses of this Agreement.

2. THE FACILITY

2.1 TCN agrees to make available to DISX, subject to and upon the terms and conditions contained herein a loan facility of up to US$300,000.

2.2 DISX acknowledges that it has already received US$50,000 of the Facility from TCN.

3. PURPOSE

3.1 DISX shall apply the Loan strictly in or towards the financing of the Company's working capital requirements.

3.2 DISX agrees that it will use the Facility strictly in accordance with the provisions of this Clause and that it will not use the whole or any part of the Facility in contravention of any applicable law.

3.3 Without prejudice to the obligations of DISX under Clauses 3.1 and 3.2, TCN shall not be under any obligation to concern itself with the application of amounts advanced to DISX hereunder.

4. CONDITION PRECEDENT

With the exception of those monies already advanced by TCN to DISX pursuant to Clause 2.2 TCN shall not be obliged to drawdown any further part of the Facility until such time as the Stockholders Agreement shall have been completed in accordance with its terms.

5. AVAILABILITY OF THE FACILITY

5.1 Except as otherwise provided herein, TCN will electronically transfer the Advance to DISX on satisfaction of the condition precedent set out at Clause 4.

5.2 The remainder of the Facility will be electronically transferred on the 1st March 1999 to DISX on satisfaction of the condition precedent set out at Clause 4.

6. INTEREST

No interest shall be payable by DISX to TCN on the Facility or any part of it.

7.ILLEGALITY

If it is or becomes contrary to any law or regulation for TCN to make available the Facility or to maintain its obligations to do so or to fund the Advance or the Loan TCN shall promptly notify DISX whereupon TCN's obligations to make the Facility available shall be terminated.

8. REPAYMENT

DISX shall repay the Loan in full on the Termination Date and the Available Facility shall be reduced to zero on the Termination Date. Notwithstanding the foregoing, in the event that the IPO shall not successfully complete (and the IPO shall be deemed to be unsuccessful if the U.S. Securities and Exchange Commission have not declared the registration statement in respect of the IPO to be effective within 3 months from the 1st February 1999), repayment of the Loan shall be waived by TCN and this Agreement shall terminate.


9. REPRESENTATIONS AND WARRANTIES

9.1 Each DISX and TCN represents and warrants to the other that:-

(a) it is duly incorporated and validly existing under the laws of its jurisdiction and is fully qualified and empowered to own its assets and carry out its business.

(b) it has power to enter into this Agreement, to exercise its rights and perform its obligations hereunder and has taken all necessary corporate and other action to authorize the execution, delivery and performance hereof.

(c) all acts, conditions, authorizations and other things required to be done, fulfilled and performed by it in order:-

  (i) to enable it to lawfully enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement;

  (ii) to ensure that the obligations expressed to be assumed by it in this Agreement are legal, valid and binding;

  (iii) to ensure that this Agreement is admissible in evidence in its own jurisdiction have been done, fulfilled and performed and are in full force and effect;

(d) under the laws of its own jurisdiction it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to it (or where it is so required this Agreement has been/will be so filed, recorded or enrolled or such stamp registration or other tax has been paid in each case within any applicable time limits);

(e) it has not taken any corporate action nor have any steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all its revenues or assets;

(f) no Event of Default is outstanding or might result from the making of the Loan, nor is any other event outstanding which constitutes (or with the giving of notice, lapse of time or the fulfillment of any other applicable condition or any combination of the foregoing, might constitute) a default under any document which is binding on it, or on any of its revenues or assets to an extent or in a manner which may have a material adverse effect on it;

(g) it does not require the consent, approval or authority of any other person to enter into or perform its obligations under the Facility Documents and its entry into and performance thereof, and the transactions contemplated thereby will not:-

  (i) constitute any breach of, or default under any contractual governmental or public obligation binding on it; nor

  (ii) conflict with its constitutional documents.

9.2 These representations and warranties shall be deemed to be repeated by each of DISX and TCN on the date of drawing down the Advance and on each subsequent drawdown of the Loan.

10. UNDERTAKINGS/COVENANTS

10.1 DISX undertakes with TCN that from the date hereof and for so long as any amount is or may be outstanding hereunder or the Available Facility is more than zero, it shall:-

(a) obtain, maintain in full force and effect and comply with the terms of all authorizations, approvals, licenses, exemptions, notarizations and consents required in or by the laws and regulations in its jurisdiction to enable it lawfully to enter into and perform its obligations under the Facility Documents or to ensure the legality, validity, enforceability or admissibility in evidence of the Facility Documents in England or the United States of America;

(b) promptly inform TCN of the occurrence of any Event of Default and upon receipt of a written request to that effect from TCN confirm to TCN that save as previously notified to TCN or as notified in that confirmation, no such event has occurred;

11. EVENTS OF DEFAULT

The following shall be deemed to be Events of Default:-

(a) the failure of DISX to pay in full on the due date any sum due from it hereunder in the currency and in the manner specified herein;

(b) the failure of DISX to duly perform or comply with any other obligation expressed to be assumed by it in this Agreement or the Stockholders Agreement;

(c) if DISX is deemed unable to pay its debts as they fall due, admits its inability to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of, or a composition with its creditors;

(d) if DISX takes any corporate action or if other steps are taken or legal proceedings are started for its winding up, dissolution or re-organization or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its revenues and assets or distress is executed against, or an encumbrancer takes possession of, any part of its revenues or assets;

(e) if DISX ceases to carry on the business it carries on at the date hereof or enters into any unrelated business;

(f) if any circumstances arise which in the opinion of TCN give grounds for belief that DISX may not (or may be unable to) perform, or comply with its obligations under this Agreement, or the Stockholders Agreement.

12. ACCELERATION

On and at any time after the occurrence of an Event of Default TCN may in its absolute discretion by written notice to DISX:-

(a) declare the Loan to be immediately due and payable and upon that declaration the Loan shall become immediately repayable without demand or notice of any kind all of which are hereby expressly waived by DISX;

(b) declare the Loan to be due and payable on demand of TCN; and/or

(c) declare that any undrawn portion of the Facility is cancelled whereupon the same shall be cancelled with immediate effect and the Available Facility shall be reduced to zero with immediate effect.

13. REMEDIES AND WAIVERS

13.1 No failure, delay or other relaxation or indulgence on the part of TCN to exercise any power, right or remedy hereunder or at law shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any such power, right or remedy preclude its further exercise or the exercise of any power, right or remedy.

13.2 All rights of TCN contained herein are in addition to all rights vested or to be vested in it pursuant to, the Stockholders Agreement, common law or statute.

14. SEVERABILITY

Each of the provisions hereof is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

15. NOTICES

15.1 All notices, demands or other communications under or in connection herewith may be given by letter or facsimile addressed to the person at the address specified at the head of this Agreement (or such other address as may be specified in writing from one party to the other.

15.2 Any such communication will be deemed to be given as follows:-

(a) if personally delivered, at the time of delivery;

(b) if by letter at noon on the Business Day following the day such letter was posted (or in the case of airmail, seven days after the envelope containing the same was delivered into the custody of the postal authorities); and

(c) if by facsimile transmission during the business hours of the addressee then on the day of transmission, otherwise on the next following Business Day.

15.3 In proving such service it shall be sufficient to prove that personal delivery was made or that such letter was properly stamped, addressed and delivered to the postal authorities or that in the case of facsimile that a confirming hardcopy was provided promptly after transmission.

16. LAW AND JURISDICTION

The construction validity and performance of this Agreement shall be governed in all respects by the laws of the State of Utah, United States.

IN WITNESS whereof the parties hereto have executed this Agreement on the date first stated above.

SIGNED by /S/

for and on behalf of TCN

SIGNED by /S/

for and on behalf of DISX